UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008 (September 23, 2008)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 4300 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 458-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On September 23, 2008, Transmeridian Exploration Incorporated (the “Company”) received notice from the American Stock Exchange (the “AMEX”) indicating that the Company is not in compliance with certain continued listing standards of the AMEX. Based on a review of the Company’s Form 10-Q for the quarter ended June 30, 2008, the AMEX determined that the Company is not in compliance with (i) Section 1003(a)(i) of the AMEX Company Guide (the “Company Guide”) due to stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two of its three most recent fiscal years, (ii) Section 1003(a)(ii) of the Company Guide due to stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three of its four most recent fiscal years and (iii) Section 1003(a)(iii) of the Company Guide due to stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in five of its most recent fiscal years.

As disclosed in the Company’s Form 8-K dated May 29, 2008, on May 22, 2008, the AMEX notified the Company that it was not in compliance with Section 1003(a)(iv) of the Company Guide in that it had sustained losses which were so substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired that it appeared questionable, in the opinion of the AMEX, as to whether the Company would be able to continue operations and/or meet its obligations as they matured. As disclosed in the Company’s Form 8-K dated August 6, 2008, the Company provided the AMEX with its plan of compliance and supporting documentation (the “Plan”) and the AMEX accepted the Plan and granted the Company an extension until October 31, 2008 to regain compliance with Section 1003(a)(iv) of the Company Guide.

In order to maintain its AMEX listing, the Company has informed the AMEX that it intends to supplement the Plan (the “Revised Plan”) by October 7, 2008 to address how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by October 31, 2008 (the “Original Plan Period”) and Sections 1003(a)(i), (ii) and (iii) of the Company Guide by March 23, 2010 (the “New Plan Period” and, together with the Original Plan Period, the “Plan Periods”). The Revised Plan is expected to include quarterly financial projections and details related to the transactions contemplated under the Amended and Restated Investment Agreement, dated as of June 11, 2008 and amended and restated as of September 22, 2008, between the Company and United Energy Group Limited, an exempted company with limited liability existing under the laws of Bermuda. The AMEX will evaluate the Revised Plan and make a determination as to whether the Company has made a reasonable demonstration of an ability to regain compliance with the AMEX continued listing standards.

If the Revised Plan is accepted, the Company may be able to continue its listing through the Plan Periods, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the Revised Plan. If the Revised Plan is not accepted, the Company may be subject to delisting proceedings. If the AMEX accepts the Revised Plan but the Company is not in compliance with all of the AMEX continued listing standards by March 23, 2010, or if the Company does not make progress consistent with the Revised Plan during the Plan Periods, the AMEX staff will initiate delisting proceedings as appropriate. The Company may appeal a staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

On September 29, 2008, the Company issued a press release announcing receipt of the AMEX notice. A copy of the press release is incorporated by reference herein and filed as Exhibit 99.1 to this report.

As a consequence of falling below the AMEX continued listing standards, the Company is subject to the procedures and requirements of Section 1009 of the Company Guide.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release by Transmeridian Exploration Incorporated, dated September 29, 2008, announcing receipt of notice of failure to satisfy additional AMEX continued listing standards

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: September 29, 2008	By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President and Chief Financial Officer

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